UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010
Idera Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

167 Sidney Street, Cambridge, Massachusetts	02139

(Address of Principal Executive Offices)	Zip Code)
Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2010, the Compensation Committee of the Board of Directors of Idera Pharmaceuticals, Inc. (the “Company”) approved compensation for its named executive officers, as set forth in the bullets and the table below:
•	The payment of cash bonus awards for 2010;

•	The grant of options to purchase shares of common stock of the Company;

•	New annual base salaries for 2011; and

•	Bonus targets as a percentage of base salary for 2011.

Name	2010 Bonus	Stock Options	2011 Annual Salary	2011 Bonus Target

Sudhir Agrawal	$260,000	231,000	$549,000	70%
Chairman and Chief Executive Officer
Louis J. Arcudi, III	$55,000	95,000	$300,000	30%
Chief Financial Officer
Timothy Sullivan	$51,000	72,500	$299,000	30%
Vice President, Development Programs and Alliance Management
Each of the options to purchase shares of the Company’s common stock is granted effective as of December 27, 2010 and made pursuant to the Company’s 2008 Stock Incentive Plan. The exercise price will be equal to the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 27, 2010, and the options will vest in equal quarterly installments over four years commencing on the date of grant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.
Date: December 20, 2010	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III
Chief Financial Officer